Exhibit 10.12

 SECOND AMENDMENT TO

NEXPHASE GLOBAL REPRESENTATIVE AGREEMENT

THIS SECOND AMENDMENT TO NEXPHASE GLOBAL REPRESENTATIVE AGREEMENT (this "Amendment"), is entered into as of March 15, 2016, by and between Sports Field Holdings, Inc., a Nevada corporation (the "Company"), and NexPhase Global, LLC, an Illinois limited liability company ("NexPhase").

WHEREAS, the Company and NexPhase entered into that certain NexPhase Global Representative Agreement dated as of December 10, 2014 (the "Agreement");

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Company and NexPhase hereby agree to amend the Agreement as follows:

1.	Section 4(a) shall be amended and restated in its entirety as follows:

"MONTHLY FEE. Company agrees to pay Representative (i) a monthly fee of $10,000.00, payable on March 15, 2016 and the fifteenth of each month thereafter for a period of 12 months (with the final such payment payable on March 1, 2017) (the "Initial Monthly Fee") and (ii) a monthly fee of $10,000.00, payable on April 1, 2016 and on the first day of each month thereafter during the term of this Agreement (the "Second Monthly Fee" and, together with the Initial Monthly Fee, the "Monthly Fees"). Interest for any unpaid Monthly Fees shall accrue at the rate of 10% per annum, beginning on the first day of the month following the month in which such unpaid Monthly Fees were due. The Monthly Fees shall be in addition to and not in lieu of any Commission payments owed in accordance with the terms of this Agreement."

2.	Except as otherwise provided herein, all other terms and conditions of the Agreement, as so amended, remain unchanged and are hereby ratified and confirmed.

3.	This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Nevada, excluding any conflict of laws, rule or principle that might refer the governance of construction of this Amendment to the law of another jurisdiction.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this Amendment as of the date and year first above written.

SPORTS FIELD HOLDINGS, INC.

By:
Jeromy Olson
Chief Executive Officer

NEXPHASE GLOBAL, LLC

By:
Kort Wickenheiser
Managing Member